Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

FOR MORE INFORMATION CONTACT:
Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com Tom Noland Humana Corporate Communications (502) 580-3674 e-mail: Tnoland@humana.com

Humana Prices $800 Million Debt Offering

Louisville, KY – December 14, 2017 – Humana Inc. (NYSE: HUM) announced today that it has priced a public offering of $800 million in senior notes. These senior notes are comprised of $400 million of the company’s 2.500 percent senior notes, due 2020, at 99.946 percent of the principal amount and $400 million of the company’s 2.900 percent senior notes, due 2022, at 99.830 percent of the principal amount (collectively, “Senior Notes Offerings”). The Senior Notes Offerings are expected to close on December 21, 2017, subject to customary closing conditions.

The company expects net proceeds from the Senior Notes Offerings will be approximately $793 million, after deducting underwriters’ discounts and estimated offering expenses. The company intends to use the net proceeds from this offering, together with available cash, to fund the redemption of its $300 million aggregate principal amount of 6.30 percent senior notes maturing in August 2018 and its $500 million aggregate principal amount of 7.20 percent senior notes maturing in June 2018.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as active joint book-running managers for the Senior Notes Offerings.

The Senior Notes Offerings are being made pursuant to an effective shelf registration statement (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”). The Senior Notes Offerings may be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, or by calling J.P. Morgan Securities LLC collect at 1-212-834-4533 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322. An electronic copy of the registration statement and prospectus supplement, together with the base prospectus, is available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star quality ratings in future.

•	The divestiture of Humana’s subsidiary, KMG America Corporation, is subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when it may be completed.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

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The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s

Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s continued participation in the federal and state health insurance exchanges, which entail uncertainties associated with mix, volume of business and the operation of premium stabilization programs that are subject to federal administrative action, could adversely affect the company’s results of operations, financial position and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2016;

•	Form 10-Q for the quarter ended March 31, 2017, June 30, 2017, September 30, 2017; and

•	Form 8-Ks filed during 2017.

About Humana

Humana Inc. is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.